                                                                   Exhibit 10.14


                         EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTIVE EMPLOYMENT AGREEMENT, effective as of November 1, 2001 by and between MERISTAR HOTELS & RESORTS, INC., a Delaware corporation (the "Company"), MERISTAR MANAGEMENT COMPANY, LLC, a Delaware limited liability company (the "LLC"), and ROBERT MORSE (the "Executive"), an individual residing at 8414 Holly Leaf Dr., McLean, VA 22102.

             The Company and the LLC desire to employ the Executive in the capacity of President - Hotels & Resorts and the Executive desires to be so employed, on the terms and subject to the conditions set forth in this agreement (the "Agreement");

             Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:

             1. Employment Term. The Company and the LLC each hereby employ the
                ---------------
Executive, and the Executive agrees to be employed by the Company and the LLC, upon the terms and subject to the conditions set forth herein, for a term of three (3) years, commencing on November 1, 2001 (the "Commencement Date"), unless terminated earlier in accordance with Section 4 of this Agreement; provided that such term shall automatically be extended from time to time for
--------
additional periods of one calendar year from the date on which it would otherwise expire unless the Executive, on one hand, or the Company and the LLC, on the other, gives notice to the other party or parties prior to such date that it elects to permit the term of this Agreement to expire without extension on such date. (The initial term of this Agreement as the same may be extended in accordance with the terms of this Agreement is hereinafter referred to as the "Term").

             2. Positions: Conduct.
                ------------------

                      (a) During the Term, the Executive will hold the title and office of, and serve in the position of, President - Hotels & Resorts of the Company and the LLC. The Executive shall undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in similar executive capacity, and shall perform such other specific duties and services (including service as an officer, director or equivalent position of any direct or indirect subsidiary without additional compensation) as they shall reasonably request consistent with the Executive's positions.

                      (b) During the Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and the LLC and to faithfully and diligently perform, to the best of his ability, all of his duties and responsibilities hereunder, provided, that the Executive
                                                  --------
may devote his business time to providing services to MeriStar Hospitality Corporation, so long as such activity does not

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                                                                               2

                      interfere with the performance of the Executive's duties hereunder. Nothing in this Agreement shall preclude the Executive from devoting reasonable time and attention to (i) serving, with the approval of the Board, as a director, trustee or member of any committee of any organization, (ii) engaging in charitable and community activities and (iii) managing his personal investments and affairs; provided that such activities do not involve any
                         --------
material conflict of interest with the interests of the Company or, individually or collectively, interfere materially with the performance by the Executive of his duties and responsibilities under this Agreement. Notwithstanding the foregoing and except as expressly provided herein, during the Term, the Executive may not accept employment with any other individual or entity, or engage in any other venture which is directly or indirectly in conflict or competition with the business of the Company or the LLC.

                      (c) The Executive's office and place of rendering his services under this Agreement shall be in the principal executive offices of the Company which shall be in the Washington, D.C. metropolitan area. Under no circumstances shall the Executive be required to relocate from the Washington, D.C. metropolitan area or provide services under this Agreement in any other location other than in connection with reasonable and customary business travel. During the Term, the Company shall provide the Executive with executive office space, and administrative and secretarial assistance and other support services consistent with his position as President - Hotels & Resorts and with his duties and responsibilities hereunder.

                  3.  Salary; Additional Compensation; Perquisites and Benefits.

                      (a) During the Term, the Company and the LLC will pay the Executive a base salary at an aggregate annual rate of not less than $425,000 per annum, subject to annual review by the Compensation Committee of the Board (the "Compensation Committee"), and in the discretion of such Committee, increased from time to time. Such salary shall be paid in periodic installments in accordance with the Company's standard practice, but not less frequently than semi-monthly.

                      (b) For each fiscal year during the Term, the Executive will be eligible to receive a bonus from the Company. The award and amount of such bonus shall be based upon the achievement of predefined operating or performance goals and other criteria established by the Compensation Committee, which goals shall give the Executive the opportunity to earn a bonus in the following amounts: threshold target - 25% of base salary; target - 100% of base salary; and maximum bonus amount - 125% of base salary.

                      (c) During the Term, the Executive will participate in all plans now existing or hereafter adopted by the Company or the LLC for their management employees or the general benefit of their employees, such as any pension, profit-sharing, bonuses, stock option or other incentive compensation plans, life and health insurance plans, or other insurance plans and benefits on the same basis and subject to the same qualifications as other senior executive officers. As a returning employee, you will be given full credit for your previous service in determining length of service for employee benefits.

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                                                                               3

                      (d) The Executive shall be eligible for stock option grants from time to time pursuant to the Company's Incentive Plan in accordance with the terms thereof.

                      (e) The Company and the LLC will reimburse the Executive, in accordance with their standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement.

                      (f) The Executive shall be entitled to vacation time to be credited and taken in accordance with the Company's policy from time to time in effect for senior executives, which in any event shall not be less than a total of four weeks per calendar year. Such vacation time shall not be carried over year to year, and shall not be paid out upon termination of employment, or upon expiration of this Agreement.

                      (g) To the fullest extent permitted by applicable law, the Executive shall be indemnified and held harmless by the Company and the LLC against any and all judgments, penalties, fines, amounts paid in settlement, and other reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other) for any action or omission in his capacity as a director, officer or employee of the Company or the LLC.

             Indemnification under this Section 3(g) shall be in addition to, and not in substitution of, any other indemnification by the Company or the LLC of its officers and directors. Expenses incurred by the Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 3(g) shall be paid by the Company or the LLC, as the case may be, in advance of the final disposition of such action, suit or proceeding upon the Company's or the LLC's receipt of (x) a written affirmation by the Executive of his good faith belief that the standard of conduct necessary for his indemnification hereunder and under the provisions of applicable law has been met and (y) a written undertaking by or on behalf of the Executive to repay the amount advanced if it shall ultimately be determined by a court that the Executive engaged in conduct which precludes indemnification under the provisions of such applicable law. Such written undertaking in clause
(y) shall be accepted by the Company or the LLC, as the case may be, without security therefor and without reference to the financial ability of the Executive to make repayment thereunder. The Company and the LLC shall use commercially reasonable efforts to maintain in effect for the Term of this Agreement a directors' and officers' liability insurance policy, with a policy limit of at least $5,000,000, subject to customary exclusions, with respect to claims made against officers and directors of the Company or the LLC; provided,
                                                                      --------
however , the Company or the LLC, as the case may be, shall be relieved of this
-------
obligation to maintain directors' and officers' liability insurance if, in the good faith judgment of the Company or the LLC, it cannot be obtained at a reasonable cost.

             4.       Termination.
                      -----------

                      (a) The Term will terminate immediately upon the Executive's death or, upon thirty (30) days' prior written notice by the Company, in the case of a determination of the Executive's Disability. As used herein the term "Disability" means the Executive's inability to perform his duties and responsibilities under this Agreement for a period of more than 120 consecutive days, or for more than 180 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment. A determination of Disability will be made by a physician reasonably satisfactory to both the Executive and the Company and paid for by the Company or the LLC whose decision shall be final and binding on the Executive and the Company; provided that if they cannot agree as to a physician, then each shall select and
--------
pay for a physician and these two together shall select a third physician whose fee shall be borne equally by the Executive and either the Company or the LLC and whose determination of Disability shall be binding on the Executive and the Company. Should the Executive become incapacitated, his employment shall continue and all base and other compensation due the Executive hereunder shall continue to be paid through the date upon which the Executive's employment is terminated for Disability in accordance with this section.

                      (b) The Term may be terminated by the Company upon notice to the Executive upon the occurrence of any event constituting "Cause" as defined herein.

                      (c) The Term may be terminated by the Executive upon notice to the Company of any event constituting "Good Reason" as defined herein.

                      5.  Severance.
                          ---------

                      (a) If the Term is terminated by the Company for Cause, the Company and the LLC will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

                      (b) If the Term is terminated by the Executive other than because of death, Disability or for Good Reason, the Company and the LLC will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

                      (c) If the Term is terminated upon the Executive's death or Disability, the Company and the LLC will pay to the Executive's estate or the Executive, as the case may be, a lump sum payment equal to the Executive's base salary through the termination date, plus a pro rata portion of the Executive's bonus for the fiscal year in

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                                                                               5

which the termination occurred. In addition, the Company will make payments for one (1) year of all compensation otherwise payable to the Executive pursuant to this Agreement, including, but not limited to, base salary, bonus and welfare benefits. In addition, all of the Executive's unvested stock options will immediately vest and such options, along with those previously vested, will become exercisable for a period of one (1) year thereafter .

                      (d) Subject to Section 5(f) hereof, if the Agreement is not renewed by the Company in accordance with Paragraph 1, the Company and the LLC shall pay the Executive a lump sum equal to the product of (x) one (1) times the sum of (A) the Executive's then annual base salary and (B) the amount of the Executive's bonus for the preceding year. In addition, all of the Executive's unvested stock options will immediately vest and such options, along with those previously vested, will become exercisable for a period of one (1) year thereafter, and the Company shall continue in effect the Executive's health insurance benefits until the earlier of (x) one (1) year from the end of the term or (y) the date on which the Executive obtains health insurance coverage from a subsequent employer.

                      (e) Subject to Section 5(f) hereof, if the Term is terminated by the Company without Cause or other than by reason of his death or Disability, in addition to any other remedies available, or if the Executive terminates the Term for Good Reason, the Company and the LLC shall pay the Executive a lump sum equal to the product of (x) one (1) times the sum of (A) the Executive's then annual base salary and (B) the amount of the Executive's bonus for the preceding year. In addition, all of the Executive's unvested stock options will immediately vest and such options, along with those previously vested, will become exercisable for a period of one (1) year thereafter, and the Company shall continue in effect the Executive's health insurance benefits until the earlier of (x) one (1) year from the end of the term or (y) the date on which the Executive obtains health insurance coverage from a subsequent employer.

                      (f) If, within eighteen (18) months following a Change in Control, the Term is terminated by the Executive for Good Reason, or by the Company without Cause, or if the Agreement is not renewed by the Company in accordance with Paragraph 1, in addition to any other rights which the Executive may have under law or otherwise, the Executive shall receive the same payments and benefits provided for under Section 5(e) hereof; provided, that the amount
                                                     --------
of the multiplier described in clause (e) of Section 5 hereof shall be increased from one times to two times.

                      (g) As used herein, the term "Cause" means:

                      (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the
                                                 --------  -------
     Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 5(g)(i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice;

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                                                                               6

                                (ii) any willful and intentional act of the
     Executive involving malfeasance, fraud, theft, misappropriation of funds, embezzlement or dishonesty affecting the Company or the LLC; or

                                (iii) the Executive's conviction of, or a plea
     of guilty or nolo contendere to, an offense which is a felony in the jurisdiction involved.

Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote) of finding that in the good faith opinion of the Board, the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail, including, with respect to any termination based upon conduct described in clause (i) above that the Executive failed to cure such conduct during the thirty-day period following the date on which the Company gave written notice of the conduct referred to in such clause (i). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination;

                      (h) As used herein, the term "Good Reason" means the occurrence of any of the following, without the prior written consent of the
Executive:

                          (i) assignment of the Executive of duties materially inconsistent with the Executive's positions as described in Section 2(a) hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason;

                          (ii) the change in the location of the Company's principal executive offices or of the Executive's principal place of employment to a location outside the Washington, D.C. metropolitan area;

                          (iii) any material breach of this Agreement by the Company or the LLC which is continuing; or

                          (iv)  a Change in Control;

provided, however, that the Executive shall not be deemed to have Good Reason
--------  -------
pursuant to clauses (ii) and (iii) above unless the Executive gives the Company or the LLC, as the case may be, written notice that the specified conduct or event has occurred and the Company or the LLC fails to cure such conduct or event within thirty (30) days of the receipt of such notice. Change of Control will not be deemed "Good Reason", however,

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                                                                               7

     if the Executive maintains the same title, job responsibilities and compensation following a Change of Control.

                  (i) As used herein, the term "Change in Control" means the occurrence of any one of the following events:

                           (i) the acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty (50%) percent or more of the combined voting power of the Company's then outstanding voting securities; or

                           (ii) the individuals who were members of the Board (the "Incumbent Board") during the previous twelve (12) month period, cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by
         --------  -------
         the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board;

                          (iii) approval by the stockholders of the Company of
         (a) merger, transaction (including without limitation a "going private transaction"), or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (b) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) above solely because fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (b) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                   (j) The amounts required to be paid and the benefits required to be made available to the Executive under this Section 5 are absolute. Under no circumstances shall the Executive, upon the termination of hisemployment hereunder, be required to seek alternative employment and, in the event that the Executive does secure other employment, no compensation or other benefits received in respect of such


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                                                                             8

employment shall be set-off or in any other way limit orreduce the obligations of the Company under this Section 5.

                  (k) Notwithstanding the previous provisions, if payments made pursuant to this Section 5 are considered "parachute payments" under Section 280G of the Internal Revenue Code of 1986, then the sum of such parachute payments plus any other payments made by the Company to the Executive which are considered parachute payments shall be limited to the greatest amount which may be paid to the Executive under Section 280G without causing any loss of deduction to the Company under such section; but only if, by reason of such reduction, the net after tax benefit of Executive shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" for purposes of this Agreement shall mean the sum of (i) the total amounts payable to Executive under Section 5, plus (ii) all other payments and benefits which the Executive receives or is then entitled to receive from the Company that would constitute a "parachute payment" which the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing shall be paid to Executive (based upon the rate in effect for such years as set forth in the Code at the time of termination of Executive's employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

                  6.  Confidential Information and Covenants.

                      (a) The Executive acknowledges that the Company and its subsidiaries or affiliated ventures ("Company Affiliates") own and have developed and compile, and will in the future own, develop and compile certain Confidential Information and that during the course of his rendering services hereunder Confidential Information will be disclosed to the Executive by the Company Affiliates. The Executive hereby agrees that, during the Term and for a period of three years thereafter, he will not use or disclose, furnish or make accessible to anyone, directly or indirectly, any Confidential Information of the Company Affiliates.

                      (b) As used herein, the term "Confidential Information" means any trade secrets, confidential or proprietary information, or other knowledge, know-how, information, documents or materials, owned, developed or possessed by a Company Affiliate pertaining to its businesses the confidentiality of which such company takes reasonable measures to protect, including, but not limited to, trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, innovations, discoveries, improvements, research, developments, test results, reports, specifications, data, formats, marketing data and business plans and strategies, customer lists, client lists and client contact lists, agreements and other forms of documents, expansion plans, budgets, projections, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not in any event include information which (i) was generally known or generally available to the public prior to its disclosure to the Executive, (ii) becomes generally known or generally available to the public subsequent to its disclosure to the Executive through no wrongful act of the Executive, (iii) is or


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                                                                             9

becomes available to the Executive from sources other than the Company Affiliates which sources are not known to the Executive to be under any duty of confidentiality with respect thereto or (iv) the Executive is required to disclose by applicable law or regulation or by order of any court or federal, state or local regulatory or administrative body (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company, at the Company's sole expense, in seeking a protective order or other appropriate protection of such information).

                          (c) The Executive agrees that during his employment
hereunder and for a period of twelve months thereafter he will not solicit, raid, entice or induce any person that then is or at any time during the twelve-month period prior to the end of the Term was an employee of a Company Affiliate (other than a person whose employment with such Company Affiliate has been terminated by such Company Affiliate), to become employed by any person, firm or corporation.

                  7.       Specific Performance.
                           --------------------

                          (a) The Executive acknowledges that the services to be
rendered by him hereunder are of a special, unique, extraordinary and personal character and that the Company Affiliates would sustain irreparable harm in the event of a violation by the Executive of Section 6 hereof. Therefore, in addition to any other remedies available, the Company shall be entitled to specific enforcement and/or an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement without proving actual damages or posting a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

                          (b) If any of the restrictions on activities of the
Executive contained in Section 6 hereof shall for any reason be held by a court of competent jurisdiction to be excessively broad, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the maximum extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

                          (c) Notwithstanding anything in this Agreement to the
contrary, in the event that the Company fails to make any payment of any amounts or provide any of the benefits to the Executive when due as called for under
Section 5 of this Agreement and such failure shall continue for twenty (20) days after notice thereof from the Executive, all restrictions on the activities of the Executive under Section 6 hereof shall be immediately and permanently terminated.

                     8.   Withholding. The parties agree that all payments to
                          -----------
be made to the Executive by the Company pursuant to the Agreement shall be subject to all applicable withholding obligations of such company.

                     9.   Notices. All notices required or permitted
                          -------
hereunder shall be in writing and shall be deemed given and received when delivered personally, four (4) days after being mailed if sent by registered or certified mail, postage pre-paid, or by one (1) day after delivery if sent by air courier (for next-day delivery) with evidence of receipt thereof or by facsimile with receipt confirmed by the addressee. Such notices shall be addressed respectively:

                          If to the Executive, to:

                          Robert Morse
                          8414 Holly Leaf Dr.
                          McLean, VA 22102

                          If to the Company or to the LLC, to:

                          MeriStar Hotel & Resorts, Inc.
                          1010 Wisconsin Avenue, N.W.
                          Washington, D.C. 20007
                          Attention:  Legal Department

or to any other address of which such party may have given notice to the other parties in the manner specified above.

                    10.   Miscellaneous.
                          -------------

                          (a) This Agreement is a personal contract calling for
the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company and the LLC hereunder will be binding upon and run in favor of their respective successors and assigns. The Company will not be deemed to have breached this Agreement if any obligations of the Company to make payments to the Executive are satisfied by the LLC.

                          (b) This Agreement shall be governed by and construed
and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

                          (c) Any controversy arising out of or relating to this
Agreement or any breach hereof shall be settled by arbitration in Washington, D.C. by a single neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy relating to any alleged violation by the Executive of Section 6 hereof, in which case the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.

                 (d) The headings of the various sections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 (e) The provisions of this Agreement which by their terms call for performance subsequent to the expiration or termination of the Term shall survive such expiration or termination.

                 (f) The Company and the LLC shall reimburse the Executive for all costs incurred by the Executive in any proceeding for the successful enforcement of the terms of this Agreement, including without limitation all costs of investigation and reasonable attorneys fees and expenses.

                 (g) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, all of which shall be terminated on the Commencement Date. In addition, the parties hereto hereby waive all rights such party may have under all other prior agreements and undertakings, both written and oral, among the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                   EXECUTIVE:


                                   /s/  Robert Morse
                                   --------------------------

                                   COMPANY:

                                   MERISTAR HOTELS & RESORTS, INC.

                                   By:  /s/  Christopher L. Bennett
                                        --------------------------------
                                       Name:
                                       Title:


                                   LLC:

                                   MERISTAR MANAGEMENT COMPANY,
                                   LLC

                                   By: MeriStar Hotels & Resorts, Inc.,
                                       its general partner

                                       By: /s/  Christopher L. Bennett
                                           -----------------------------
                                           Name:
                                           Title: